SCHEDULE 14A
     (Rule 14a-101)

     INFORMATION REQUIRED IN PROXY STATEMENT

     SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the
     Securities Exchange Act of 1934 (Amendment No.    )

       X    Filed by the Registrant
            Filed by a Party other than the Registrant

     Check the appropriate box:
       X    Definitive Proxy Statement
            Definitive Additional Materials
            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        NS GROUP, INC.
          (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other
                        than the Registrant)

            X    $125 per Exchange Act Rules 0-11(c)(1)(ii),

            14a-6(i)(1), or 14a-6(i)(2) or Item 22(a) (2) of

            Schedule 14A.
            $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
            Fee computed on table below per Exchange Act
            Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies: _________________________________

          (2) Aggregate number of securities to which transaction applies: _________________________________

          (3) Per unit price or other underlying value of
     transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _______________________________________________________

          (4) Proposed maximum aggregate value of transaction:
     _________________________________________

          (5) Total fee paid:  _____________________________

            Fee paid previously with preliminary materials.
     _______________________________________________________

            Check box if any part of the fee is offset as provided
     by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:  _____________________

          (2) Form, Schedule or Registration Statement No.:
     _______________________________________________________

          (3) Filing Party:  _______________________________

          (4) Date Filed:  _________________________________



     Ninth & Lowell Streets
                   Newport, Kentucky  41072

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 To Be Held February 15, 1996


     To the Shareholders of NS GROUP, INC.:

     The Annual Meeting of Shareholders of NS Group, Inc., a
Kentucky
     corporation, will be held at the Metropolitan Club, 50 East
RiverCenter
     Boulevard, Covington, Kentucky, on Thursday, February 15,
1996, at
     10:30 a.m. Eastern Standard Time, for the following purposes:

     1.   To elect five directors of the Company;

     2.   To approve the adoption of the NS Group, Inc. 1995
Stock Option
          and Stock
     Appreciation Rights Plan;

     3.   To ratify the Board of Directors' appointment of Arthur
Andersen
          LLP as the Company's independent public accountants for its fiscal year ending  September 28, 1996; and

     4. To transact such other business as may properly be brought before the meeting, or
     any adjournment thereof.

     The close of business on December 14, 1995 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     By order of the Board of Directors,

     Newport, Kentucky                  Jack W. Mehalko
     December 27, 1995             Secretary


     SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED
     PROXY AS SOON AS POSSIBLE.  A POSTAGE PAID, RETURN ADDRESSED
     ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

     NS GROUP, INC.
         Ninth & Lowell Streets
          Newport, Kentucky  41072


                     PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS  TO BE HELD
FEBRUARY 15, 1996

          This Proxy Statement is being first mailed to shareholders on or about December 27, 1995 in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of NS Group, Inc., a Kentucky corporation (the "Company"), to be held on Thursday, February 15, 1996, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky, for the purposes set forth in the accompanying Notice of Annual Meeting.

                 SOLICITATION AND REVOCATION OF PROXIES

          THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The solicitation of proxies will be by mail, except for incidental personal solicitation made by officers, directors and employees of the Company. The cost of preparing, assembling and mailing this Proxy Statement and any other material furnished to shareholders in connection with such solicitation, as well as the cost (expected to be nominal) of any such solicitation and the reasonable expenses of banks, brokers and other custodians, nominees and fiduciaries, who, at the request of the Company, shall mail such material to or otherwise communicate with beneficial owners, will be borne by the Company.

          Shares represented by duly executed proxies in the accompanying form which are received before the Annual
     Meeting and not subsequently revoked will be voted as described in "Voting and Other Matters" herein.

          Any shareholder giving a proxy has the power to revoke it in writing at any time prior to its exercise, but the revocation of a proxy is not effective until written notice thereof has been received by the Secretary of the Company.

     VOTING RIGHTS

          Only holders of the Company's common stock, no par value (the "Common Stock") of record at the close of business on December 14, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 13,809,413 shares of Common Stock outstanding.


                   SHARE OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of September 30, 1995, with respect to shares of Common Stock owned beneficially by each Director of the Company (each of whom is a nominee for Director), each current executive officer of the Company, all Directors and current executive officers of the Company as a group, and each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock on September 30, 1995.

                        Number of            Percentage
             Name     Shares Owned            of Class

     Directors, Nominees and
     current Executive Officers

     Clifford R. Borland (1)    2,908,700 (2)      21.0
     Ronald R. Noel (1)         1,148,952 (2)       8.3
     John B. Lally (1)            677,545 (3)       4.9
     R. Glen Mayfield             116,695            .8

     John R. Parker (4)           103,070 (2)(5)     .7
     Patrick J. B. Donnelly        99,375 (6)        .7

     Paul C. Borland (7)           10,500 (2)        .1
     All Directors and current
     Executive Officers as a
     group (7 persons)          5,064,837 (2)      36.5

     Other 5% Shareholders:

     State of Wisconsin Investment
      Board (1)                 1,315,000           9.5

     General Electric Capital
      Corporation (1)             772,481 (8)       5.3
     PMAC, Ltd. and certain other
      parties (9)               1,705,881          11.0

     (1) The address of Messrs. C. R. Borland and Noel is NS Group, Inc., Ninth and Lowell Streets, Newport, Kentucky 41072. The address of Mr. Lally is 1207 East 143rd Street, East Chicago, Indiana 46312. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of General Electric Capital Corporation ("GECC") is 260 Long Ridge Road, Stamford, Connecticut 06927.

     (2)  Includes, where applicable, shares of Common Stock
     (a) which may be acquired within 60 days of September 30, 1995 by Mr. C. R. Borland (25,200), Mr. Noel
     (19,400), Mr. Parker (20,400), Mr. P. C. Borland
     (8,400) and all Directors and current executive officers as a group (73,400) pursuant to the Company's Non-Qualified Stock Option and Stock Appreciation Rights Plan of 1988 and (b) owned by Mr. Noel (1,102) and all Directors and current executive officers as a group (1,102) and held by the trustee of the NS Group, Inc. Salaried Employees' Flexible Compensation Plan, which shares are voted as directed by the participants to whose account they are allocated.

     (3)  Includes 50,855 shares owned by Mr. Lally's wife.
     Mr. Lally disclaims any beneficial interest in these shares.

     (4) Mr. Parker is 51 years old and has held the same or similar positions with the Company for more than five years.

     (5  Includes 41,300 shares owned by Mr. Parker's wife.
     Mr. Parker disclaims any beneficial interest in these shares.

     (6 Includes 32,850 shares owned by Mr. Donnelly's wife and 33,000 shares held by Mr. Donnelly's wife as custodian for their children. Mr. Donnelly disclaims any beneficial interest in these shares.

     (7) Mr. Paul C. Borland became an executive officer of the Company on December 4, 1995 when he was elected President and Chief Operating Officer of the Company. Mr. Paul Borland is 61 years old. Mr. Paul Borland joined the Company in 1989 as Vice President and General Manager of Kentucky Electric Steel Corporation and since 1990 has served, and will continue, as President of Koppel Steel Corporation. Mr. Paul C. Borland is the brother of Mr. Clifford R. Borland.

     (8) Represents number of shares purchasable upon exercise of warrants, which have an exercise price of $8.00 per share.

     (9) PMAC, Ltd. ("PMAC") is a Texas limited partnership for which PM Acquisition Corporation ("PM Corp.") is the general partner. PMAC, PM Corp. and certain other affiliated persons have filed a Schedule 13D ("PMAC
     Schedule 13D") with the Securities and Exchange Commission indicating on the cover pages thereof the following ownership numbers and percentages, as updated from information provided by PMAC (some of which are duplicative as described below): PMAC (and PM Corp.), 882,352 (6.0%); R. Alpert, 1,335,293 (8.8%); R. E.
     Belfer, 370,588 (2.6%); R. A. Belfer, 370,588 (2.6%).
     The shares listed in the PMAC Schedule 13D for R. Alpert include the shares listed for PMAC and PM Corp. (for which shares R. Alpert, PMAC and PM Corp. would share voting and dispositive power) and an additional 452,941 shares (for which R. Alpert would have sole voting and dispositive power). R. E. Belfer and R. A. Belfer, as co-trustees of certain trusts, would share voting and dispositive power for 92,647 shares; R. E. Belfer, as sole trustee of certain other trusts, would hold sole voting and dispositive power for 92,647 shares; and R. A. Belfer, as sole trustee of a certain other trust, would hold sole voting and dispositive power for 185,294 shares. The cover pages for the Belfers in the PMAC Schedule 13D filed (and updated from information obtained from PMAC) indicates that each one shares voting and dispositive power for 370,588 shares.

     All of the shares listed in the PMAC Schedule 13D represent shares issuable upon conversion of $29 million in convertible debentures, convertible at a price of $17 per share ("Convertible Debentures"), issued to PMAC in connection with the Company's purchase of the assets comprising Koppel Steel Corporation in 1990 ("Koppel Acquisition"). (Of such Convertible Debentures, $15 million, which are owned by PMAC (and PM Corp.), are held in escrow as security for contingent indemnification obligations of PMAC to the Company in connection with the Koppel Acquisition.)

     The Convertible Debentures provide that, after the conversion into Common Stock of all of the Convertible Debentures, so long as PMAC or its affiliates own 60% of the shares issued upon conversion, the Company will take certain actions to provide for the election as a director of the Company of an individual chosen by PMAC (and approved by the Company). As of October 4, 1990, the Company agreed that R. A. Belfer would be acceptable as such director. The Convertible Debentures also provide that the holders of such Debentures, or the stock issuable upon conversion thereof, will vote for the Company's nominees for directors (including the nominee designated by PMAC). In addition, the transfer of the Convertible Debentures is subject to a right of first refusal in favor of the Company; a holder of the shares issuable upon conversion may not transfer such shares except subject to a right of first refusal in favor of the Company or pursuant to Rule 144 under the Securities Act of 1933. Finally, the holders of the Convertible Debentures and any shares issued upon conversion thereof are subject to certain "standstill" provisions, including a prohibition against acquiring, in the aggregate, more than a 15% interest in the voting securities of the Company.

     The address of PMAC, Ltd. and R. Alpert is 15311
     Vantage Parkway West, Suite 315, Houston, Texas 77032.
     The address of R. E. Belfer and R. A. Belfer is 885
     Second Avenue, New York, New York  10017.

     The information in this footnote and the corresponding information in the above share ownership table was derived from the PMAC Schedule 13D, information provided by PMAC and from the terms of the Convertible
     Debentures.

     ELECTION OF DIRECTORS

     Nominees for Election as Directors

     Five directors will be elected at the 1996 Annual
     Meeting to hold office until the next Annual Meeting, and until their successors are duly elected and qualified.

     Set forth in the following table is certain information with respect to each nominee for director. Each of the five nominees is currently a director of the Company and was previously elected by the shareholders. The Board of Directors recommends a vote FOR the election of the nominees for director of the Company.


                         First Became  Principal Occupation
     Name And Age          Director    & Other Directorships

     Clifford R. Borland (58)  1981    Chairman and Chief
                                       Executive Officer of
                                       the Company. Director
                                       of The Huntington
                                       Bank,Inc. (Kenton
                                       County, Kentucky) and
                                      Kentucky Electric
                                      Steel, Inc.

     Patrick J.B. Donnelly (59)1981    Partner in the law
                                       firm of Niles, Barton
                                      and Wilmer,
                                      Baltimore, Maryland.

     John B. Lally (59)        1981    Chairman of the Board
                                       and Chief Executive
                                       Officer of LB
                                       Industries, Inc., a
                                       privately-owned pipe
                                       distributor.
                                       Director and Chairman
                                       of the Board of LB
                                       Steel Plate Company,
                                       a privately-owned
                                       steel plate processor
                                       and distributor.

     R. Glen Mayfield (54)     1981    President of Mayfield
                                      & Robinson, Inc., an
                                      independent
                                      management and
                                      financial consulting
                                      firm.  Director of
                                      Suburban
                                      Bancorporation, Inc.

     Ronald R. Noel (54)       1981   Vice President of the
                                      Company.  President of
                                      Newport Steel
                                      Corporation
                                      ("Newport").

          Each of the nominees has held the same position or other executive positions with the employers listed above during the past five years, except that Mr. C. R. Borland held the position of President and Chief Executive Officer of the Company until December 4, 1995 when he was elected Chairman and Chief Executive Officer of the Company and Mr. Noel held the position of Secretary of the Company from November 1989 until February 1995 and the position of President of Newport since March 1994.

          The Articles of Incorporation provide at such time as there are nine or more directors, the Board of Directors may by resolution divide the Board into three classes with the terms of office of each class ending in successive years.


     INFORMATION REGARDING MEETINGS AND COMMITTEES
                   OF THE BOARD OF DIRECTORS

     Meetings of the Board

          The Board of Directors met seven times during fiscal 1995 (excluding action taken by written consent). Each Director attended in excess of 75% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by each committee of which he was a member during fiscal 1995.

     Committees of the Board

          The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Executive
     Compensation Committee, Investment Committee and the
     Stock Option Committee. There is no nominating committee of the Board.

          During fiscal 1995, the Audit Committee consisted of Messrs. Donnelly (Chairman), Lally and Mayfield.
     The Audit Committee held three meetings during fiscal 1995. The Audit Committee reviews and approves the Company's annual financial statements and reviews auditing matters. The Audit Committee is also responsible for the selection of the Company's independent public accountants, subject to the approval of the Board, and reviews with representatives of the independent public accountants the scope of their examination, their fees, the results of their examination, and any conditions requiring attention identified by them regarding internal controls.

          During fiscal 1995, the Executive Compensation
     Committee consisted of Messrs. Mayfield (Chairman),
     Donnelly and Lally. The Executive Compensation
     Committee held four meetings during fiscal 1995.  The
     Executive Compensation Committee determines the compensation of the Company's officers, reviews the officers' compensation programs, and monitors the grants made under the Company's various executive benefit plans.

          During fiscal 1995, the Stock Option Committee consisted of Messrs. Lally (Chairman), Donnelly and
     Mayfield. The Stock Option Committee held one meeting during fiscal 1995. The Stock Option Committee administers the option plans of the Company.

          During fiscal 1995, the Investment Committee consisted of Messrs. Borland (Chairman), Mayfield and Noel. The Investment Committee held one meeting during fiscal 1995. The Investment Committee reviews and administers the Company's investment policies.

     Director Compensation

          Directors who are not employees of the Company are paid an annual retainer of $16,000 and $1,000 for each meeting of the Board of Directors attended in excess of four meetings per fiscal year and expenses for attendance at meetings of the Board and Committees. In addition, such outside Directors are paid $750 ($1,000 for Committee Chairmen) for each Committee meeting attended.


     EXECUTIVE COMPENSATION

           The following table presents summary information for each of the last three fiscal years concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other officers serving in an executive officer capacity during fiscal 1995 ("named executive officers") for services rendered to the Company and its subsidiaries.

                   SUMMARY COMPENSATION TABLE

                               Annual Compensation
                                                Other
     Name and Principal                         Annual Com-
     Position               Year  Salary Bonus  pensation(1)


     Clifford R. Borland    1995 $388,750  $0       -
     Chairman and Chief     1994  361,692   0       -
     Executive Officer (3)  1993  315,921   0       -

     Ronald R. Noel         1995 $199,750  $0       -
     Vice President,of the  1994  188,951   0       -
     Company; President of  1993  181,328   0       -
     Newport

     John R. Parker         1995 $182,500  $0       -
     Vice President,        1994  173,863   0       -
     Treasurer and Chief    1993  166,022   0       -
     Financial Officer


                                    Long-Term Compensation
     Name and Principal      Number of          All Other
     Position               Options/SARs     Compensation(2)

     Clifford R. Borland       63,400       $34,324
     Chairman and Chief        41,333        31,750
     Executive Officer         15,000             16,648

     Ronald R. Noel            20,500       $19,041
     Vice President,of the     13,420         8,643
     Company; President of      9,750             14,537
     Newport

     John R. Parker            20,500       $16,851
     Vice President,           13,420        15,647
     Treasurer and Chief        9,750         7,131
     Financial Officer


     (1) Other annual compensation paid or distributed to each of the named executive officers did not in any year exceed the lesser of $50,000 or 10% of any such officer's annual salary and bonus.

     (2) All Other Compensation includes insurance premiums made pursuant to the Company's salary continuation program and in connection with certain disability insurance policies. Under the Company's salary continuation program, which the Company funds with insurance policies, the Company will pay certain employees, including the executive officers, upon retirement at or after age 62 an amount ranging from 25% to 40% of his current base salary for life, with payments for a minimum of 10 years either to each participant or his descendants. During fiscal 1995, 1994 and 1993, respectively, the Company paid aggregate premiums as follows: $18,933, $18,933 and $4,733 for Mr. Borland; $12,573, $3,143 and $9,430 for Mr. Noel;
     and $10,991, $10,991 and $2,748 for Mr. Parker.  The
     Company has purchased disability insurance policies for the benefit of certain employees of the Company, including the named executive officers. In the event an insured is disabled for more than 60 days, he will be paid 70% of his base salary during the term of such disability up to age 65. During fiscal 1995, 1994 and 1993, respectively, the Company paid aggregate premiums as follows: $13,789, $12,817 and $11,915 for Mr.
     Borland; $5,937, $5,500 and $5,107 for Mr. Noel; and $5,132, $4,736 and $4,383 for Mr. Parker. Subsequent to the end of fiscal 1995, it was determined that no bonus payments were earned by any executive officer under the Company's fiscal 1995 bonus plan. All estimated advance payments under the bonus plan have been or will be repaid to the Company and All Other Compensation for fiscal 1995 includes imputed interest on such estimated advance payments as follows: $1,602 for Mr. Borland; $531 for Mr. Noel; and $728 for Mr. Parker.

     (3)  Mr. C. R. Borland served as President and Chief
     Executive Officer of the Company during fiscal 1993, 1994 and 1995. On December 4, 1995, he was elected
     Chairman and Chief Executive Officer of the Company.

          The following tables present certain information concerning stock options/SARs granted to and exercised by the named executive officers of the Company during fiscal 1995.












   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          Percent
                          of Total
                          Options
                          Granted
                            to
                          Employ-   Per      Market
                 Options  ees in   Share    Price on Expir-
                 Granted  Fiscal  Exercise  Date of  ation
     Name          (1)    Year(2)  Price     Grant    Date


     Clifford R.
     Borland     63,400   29.8%   $4.375   $4.375  3/01/05

     Ronald R.
     Noel        20,500    9.7     4.375    4.375  3/01/05

     John R.
     Parker      20,500    9.7     4.375    4.375  3/01/05



                     Potential Realizable Value at Assumed
                          Annual Rates of Stock Price
                         Appreciation for Option Term(3)
                                            5%         10%
     Name
     Clifford R.                        $174,440    $442,064
     Borland


     Ronald R.                            56,404     142,939
     Noel

     John R.                              56,404     142,939
     Parker


     (1) Represents non-qualified stock options granted on February 6, 1995, with an effective date of March 1, 1995, pursuant to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan. The options become exercisable over a three year period in increments of 33 1/3% per year beginning with the first anniversary of the effective date of grant. Such options were granted subject to Board of Director and shareholder approval of the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan.

     (2) The Company granted options representing 212,400 shares to employees in fiscal 1995 (202,400 under the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan and 10,000 under the Company's Employee Incentive Stock Option Plan).

     (3) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's common stock.




     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
     FISCAL YEAR-END OPTION/SAR VALUES

                                      Total Number of Shares
               No. of Shares          for which Unexercised
                Acquired on   Value     Options/SARs held
     Name       Exercise    Realized   at September 30, 1995

                                         Exer       Unexer-
                                        cisable     cisable
     Clifford
     R. Borland      0         $0        25,200      129,533

     Ronald
     R. Noel         0          0        19,400       51,770

     John R.
     Parker          0          0        20,400       51,770



                                Total Value of Unexercised,
                                In-the-Money
                                Options/SARS held
      Name                      at September 30, 1995(1)

                                Exercisable    Unexercisable


     Clifford
     R. Borland                     $0              $0


     Ronald
     R. Noel                         0               0

     John R.
     Parker                          0               0


     (1) In-the-Money Options/SARs are those where the fair market value of the underlying securities at fiscal year-end exceed the exercise price of the option or SAR.



     REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Company's executive compensation program (the
     "Program") is administered by the Compensation and Stock Option Committees of the Board of Directors (the
     "Committees") which are composed of the same individuals, although with different chairmen.

          The Program has been designed to enable the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. The Program is comprised of three basic elements: base salaries which are competitive within the industry segments the Company operates and which reflect individual performance; annual bonus opportunities which are payable in cash for the achievement of annual financial performance goals established by management of the Company and approved by the Committees; and long-term stock-based incentive opportunities. The Committees believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the Company's executive officers and its shareholders. In developing and administering the individual elements of the Program, the Committees strive to balance short and long-term incentive objectives. No executive officer has an employment agreement with the Company because their performance is evaluated annually and long-term incentives are provided pursuant to the Company's stock option plans.

          The Company, under the supervision of the Committees, periodically obtains competitive survey data from a number of sources in connection with the Committees administration and review of the Program. A compensation review was completed in late fiscal 1993 using the services of an outside compensation consulting firm. This review confirmed the Committees belief that the Program is both competitive and effective because it aligns the financial interests of the Company's executive officers with the Company's financial performance and long-term total return to the Company's shareholders. Notwithstanding such conclusion, the Committees continually review the Program and consider modifications in order to further motivate the Company's executive officers.

          A discussion of each of the elements of the Program along with a description of the significant decisions of the Committees with regard to fiscal 1995 compensation is set forth below. The officers serving in executive officer capacity during fiscal 1995 consisted of Messrs. Clifford R. Borland, Ronald R.
     Noel and John R. Parker.

     Annual Cash Compensation Program

          Annual total cash compensation for senior management consists of a base salary and the potential for an annual bonus under the Company's Executive Bonus Plan (the "Bonus Plan"). Base salaries are determined by an assessment of salaries paid by companies within the Company's industry segments, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the chief executive officer are determined through an interactive review process between the Committees and Mr. Borland using the above criteria. Mr. Borland's base salary is reviewed and established annually by the Committees. In addition to the criteria described above, the Committees also consider the overall performance of the Company when establishing Mr. Borland's salary. During fiscal 1995, the Committees increased Mr. Borland's base salary by 7.1% in recognition of his contributions over the past fiscal year toward changes in the strategic direction of the Company as well as his overall performance.

          The Company maintains a Bonus Plan in which the executive officers as well as other key employees are eligible to participate. Under the Bonus Plan, participants may be awarded annual bonuses if the Company and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. Borland and the other executive officers are based upon Company-wide financial performance criteria. The financial criteria for which performance is measured against includes operating margins, return on assets, return on total capital and sales growth. The bonus percentage for Mr. Borland and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Under the Bonus Plan, no bonus was earned by Mr. Borland or the other executive officers in fiscal 1993, 1994 and 1995.

     Stock Option Programs

          Long-term incentive awards provided by the Company's stock option plans are designed to develop and maintain strong management through share ownership. At the recommendation of the Committees, the Board of Directors adopted (subject to shareholder approval) the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan (the "1995 Plan") as the successor to a similar plan approved by shareholders in fiscal 1989. Reference is made to "Proposal to Approve the Adoption of the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan" and "Exhibit A" included herein for a discussion of the terms of the 1995 Plan and grants made thereunder.

          The number of options granted to executive officers are based upon current performance, anticipated future contribution based on that performance, the ability to impact corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number and price of options granted. In fiscal 1995, Mr. Borland recommended stock options grants for the other executive officers, and the Committees reviewed and approved such awards. With respect to Mr. Borland, the Committees determined the options to be granted for fiscal 1995.

          In addition to granting options under the 1995
     Plan, the Committees also granted 10,000 stock options to two other Company employees under the Company's 1993
     Incentive Stock Option Plan.

     The foregoing report has been furnished by:

     The Executive Compensation and Stock Option Committees of the Board of Directors

     R. Glen Mayfield (Chair of the Executive Compensation
     Committee)
     John B. Lally (Chair of Stock Option Committee)
     Patrick J.B. Donnelly

     PERFORMANCE GRAPH

          The following graph sets forth a comparison of the Company's cumulative total stockholder return from September 30, 1990 through September 30, 1995 with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's Steel Index.

     Comparison of Five Year Cumulative Total Return (1)
                       1990     1991     1992    1993     1994
1995
                       1990     1991     1992    1993     1994
1995
     NS Group,
     Inc.               100    55.20    46.83   82.28    65.82
30.38
     Standard &
     Poor's 500         100   131.17   145.66  164.60   170.67
221.43
     Standard &
     Poor's Steel
     Group              100   129.30   131.72  207.15   266.41
189.29

     (1)Assumes $100 invested on September 30, 1990 in the
Company's
     Common Stock, the Standard & Poor's 500 Composite Index and the
     Standard & Poor's Steel Index.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                         PARTICIPATION

          The Executive Compensation Committee is composed of Messrs. Mayfield, Lally and Donnelly, none of whom has served as an officer or employee of the Company or any of its subsidiaries.

          John B. Lally owns the controlling interest in L B Industries, Inc. The Company sells substantially all of its secondary and limited service tubular products to L B Industries, Inc., at prices and on terms substantially equivalent to those offered to other customers. Sales to L B Industries, Inc. amounted to approximately $16.0 million in fiscal 1995.


     CERTAIN TRANSACTIONS

          On July 28, 1995, in connection with a refinancing transaction, the Company repaid all of its outstanding indebtedness with GECC, aggregating $77.0 million in long and short-term indebtedness. In addition, pursuant to the terms of the loan agreements, the Company paid $3.7 million in prepayment penalties to GECC in connection with the early retirement of debt.

     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of
     1934 (the "Exchange Act") requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such reports furnished to the Company or written representation that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1995, with the exception of John R. Parker, who inadvertently failed to file timely by seven days a single report on Form 4 to report two transactions that occurred on June 30, 1995.

     PROPOSAL TO APPROVE THE ADOPTION OF THE
     NS GROUP, INC. 1995 STOCK OPTION
     AND STOCK APPRECIATION RIGHTS PLAN

     General

          It is the judgement of the Board of Directors that the awarding of stock options pursuant to stock option plans previously approved by shareholders has been beneficial in attracting and retaining desirable key employees. On February 28, 1989, shareholders approved the NS Group, Inc. Non-Qualified Stock Option and Stock Appreciation Rights Plan of 1988 (the "1988 Plan"). Less than 25,000 options are available for grant under the 1988 Plan, which the Board of Directors believes is not adequate for a broad-based grant to key employees. On May 28, 1995, the Board of Directors adopted the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan (the "1995 Plan"), subject to approval by the shareholders of the Company. The 1988 Plan will continue to be in effect for the grant of the remaining options authorized by the plan.

          A copy of the 1995 Plan is attached as Exhibit A to this Proxy Statement. The following summary of the terms of the 1995 Plan is qualified in its entirety by Exhibit A.

          Under the 1995 Plan, options to purchase (or stock appreciation awards corresponding to) an aggregate of 750,000 shares of the Company's Common Stock may be granted to employees in a position of administrative or managerial responsibility with the Company or a subsidiary ("Key Employee"). Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified options" ("NSO") can be issued under the 1995 Plan. Approximately 12 persons are currently eligible to receive awards under the 1995 Plan.

          The 1995 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee") which, subject to the express provisions of the 1995 Plan, has the complete authority to (i) determine the individuals to whom and the time or times when options and stock appreciation awards shall be granted; (ii) determine the number of shares to be subject to each option and stock appreciation award, and the terms and provisions of each option and stock appreciation award;
     (iii) interpret the 1995 Plan; (iv) prescribe, amend and rescind rules and regulations relating to the 1995 Plan; (v) waive or modify or amend at any time, either before or after an option or stock appreciation award is granted, any condition, limitation or restrictions with respect to the exercise of such option or award imposed by or pursuant to the 1995 Plan in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event of a proposed Change of Control, as defined in the 1995 Plan, or other similar transaction involving the Company); (vi) authorize the payment in cash to a participant holding an option at any time, but only with the consent of the participant, in exchange for the cancellation of all or part of the option; and (vii) make all other determinations which the Committee considers necessary or advisable for the administration of the 1995 Plan.

          The exercise price of an ISO cannot be less than 100% of the fair market value on the date of grant and the exercise price of an NSO cannot be less than 50% of the market value (as defined by the 1995 Plan) on the date of grant. Options granted under the 1995 Plan will become exercisable with respect to one-third of the shares of Common Stock covered by the options on each of the first three anniversaries of the date of grant, unless the Committee provides otherwise at the time the options are granted. The Committee also may provide for other restrictions and conditions on the exercise of any option. Options must be exercised within 10 years of the date of the grant. All options are non-transferrable, other than by will or by the laws of descent and distribution, unless the Committee provides otherwise at the time the options are granted. Options may be exercised during the lifetime of the holder only by the holder. The purchase price of stock purchased upon the exercise of an option must be paid in full at the time of exercise in cash or, if the Committee permits, in shares of the Company, or a combination of the two.

          In addition to the foregoing provisions, no ISO may be granted to an officer or other employee who possess directly or indirectly at the time of the grant more than ten percent of the voting power of all classes of capital shares of the Company, unless (i) the option price is at least 110% of the fair market value of the shares subject to the ISO on the date the ISO is granted, and (ii) the ISO is not exercisable after the expiration of five years from the date of grant. The aggregate exercise value of an ISO grant in one year to one individual cannot exceed $100,000 and ISO options must be granted under the 1995 Plan prior to March 1, 2005.

          A stock appreciation award under the 1995 Plan may be granted either by itself of in tandem with a stock option, and entitles the grantee to elect to receive an amount (in cash or Common Stock, or a combination thereof, as determined by the Committee) equal to the amount by which the fair market value of the Common Stock on the date of such election exceeds the stated value per share of the stock appreciation award. An exercise of an option under the 1995 Plan cancels any stock appreciation award granted in tandem with such option, and any election to receive payment of a stock appreciation award cancels any option granted in tandem with such stock appreciation award.

          A stock appreciation award is non-transferable, except that the award agreement may provide that if a participant, at the date of death, was entitled to elect payment on the date of death, that his estate shall have the right to make such election, but in no event more than ten years from date of grant.

          The closing price per share of the Company's
     Common Stock on December 14, 1995 was $2.50.

     Amendment or Termination

          The 1995 Plan will expire on March 1, 2005, unless terminated sooner by the Board of Directors of the Company. Any stock appreciation awards or options outstanding at the termination of the 1995 Plan will continue in full force and effect and will not be affected by such termination of the 1995 Plan. The Board may, at any time prior to that date, terminate the 1995 Plan or make such modifications of the 1995 Plan as it may deem advisable; provided, however, that any such amendment must be approved by the holders of the outstanding Common Stock by such vote, if any, as then may be required by, and otherwise in compliance with, applicable federal and state law (including Rule 16b-3 or any successor provision adopted under the Securities Exchange Act of 1934 and the like) and the requirements of any stock exchange or other trading system upon which the Common Stock then may be listed.


     Adjustment Upon Changes in Capitalization

          Notwithstanding any other provisions in the 1995 Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, spin-offs, mergers, consolidations, reorganizations, combinations or exchanges of shares, or the like, the number of stock appreciation units and the number and class of shares subject to any outstanding options and stock appreciation units, and the price thereof, shall be appropriately adjusted by the Committee.

     Federal Income Tax Consequences

          The grant of a stock option under the 1995 Plan will not result in taxable income at the time of grant for the optionee or the Company. The optionee will not have taxable income upon exercising an NSO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an ISO, the optionee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The tax treatment to an optionee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO, NSO or stock appreciation award. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable holding periods have been satisfied.

          Although the recipient of a stock appreciation award does not recognize income at the time the right is granted, in the year payment of cash or shares under the award is made, he or she recognizes income in an amount equal to the cash and the fair market value of the shares received. The Company will be entitled to deduct as compensation expense an amount equal to the income recognized by the recipient in the Company's tax year in which payment is made to the recipient.

     Stock Option Awards

          The following table sets forth the number of stock options which have been granted, subject to shareholder approval of the 1995 Plan, to each of the named executive officers and specified groups.

     Name and Position         Stock Options
                               (Number of Shares)(1)

     Clifford R. Borland
     Chairman and Chief
     Executive Officer             63,400

     Ronald R. Noel
     Vice President of the
     Company and President
     of Newport                    20,500

     John R. Parker
     Vice President, Treasurer
     and Chief Financial Officer   20,500

     Current Executive Officer Group
     (4 persons)                       124,900

     Non-Executive Directors as a
     Group (3 persons)                    0

     Non-Executive Officer Employees
     as a Group (8 persons)             77,500

     (1) Represents NSO's granted on February 6, 1995, with an effective date of March 1, 1995 and an exercise price of $4.375 per share. Each option expires 10 years after the effective date of the grant. The closing price of the Company's Common Stock as reported on the New York Stock Exchange on February 6, 1995 was $4.375.

          The Board of Directors recommends a vote FOR approval of the 1995 Plan.

                PROPOSAL TO RATIFY APPOINTMENT OF
                      INDEPENDENT AUDITORS

          The firm of Arthur Andersen LLP has examined the financial statements of the Company since 1981 and the Board of Directors, upon the recommendation of its Audit Committee, wishes to continue the services of this firm for the current fiscal year ending September 28, 1996. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP, as independent auditors, to examine the financial statements of the Company for the current fiscal year ending September 28, 1996, and to perform other appropriate accounting services. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement if he desires and will be available to respond to questions of the shareholders.

          The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended September 28, 1996.


                      SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company by August 29, 1996, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

          In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held.

          In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

          In each case the notice must be given to the Secretary of the Company, whose address is Ninth and Lowell Streets, Newport, Kentucky 41072. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

     VOTING AND OTHER MATTERS

          Unless other designation is made, the shares represented by the proxy herein solicited will be voted for the election of the named nominees as directors of the Company, for the adoption of the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan and for the ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending September 28, 1996, as set forth in the accompanying Notice of Annual Meeting.

          If any of the named nominees for directors should become unavailable for any reason, it is intended that the persons named as proxies in the accompanying form will vote for the election of such other person as the Board of Directors may recommend in place of such nominee. If cumulative voting rights are exercised by any shareholder, the proxies may be voted cumulatively for fewer than all of the Company's nominees in the discretion of the persons voting such proxies.

          The Company knows of no other business other than the matters set forth herein that will be presented to the Annual Meeting. If matters other than those described herein should properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

          A quorum will exist at the Annual Meeting if a majority of the votes entitled to be cast at the meeting are represented, in person or by proxy, at the Annual Meeting. In voting on matters other than the election of Directors, each shareholder has one vote for each share of stock held. With respect to the election of Directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held, multiplied by the number of Directors to be elected, and each shareholder may cast the whole number of such votes, either in person or by proxy, for one nominee, or distribute them among two or more nominees.

          The five persons who have been duly nominated to be directors of the Company who receive the most votes shall be elected directors of the Company. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, and shares not voted on the election of directors but voted on one or more other matters on proxies returned by brokers, will therefore not directly affect the number of shares needed to elect directors.

          The approval of the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which are marked "abstain" on such matter will be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such matter, and shall therefore have the same effect as if the shares represented thereby were voted against such approval. Shares not voted on the matter of approval of the 1995 Stock Option and Stock Appreciation Rights Plan but voted on one or more other matters on proxies returned by brokers will be treated as not represented at the Meeting as to the approval of the 1995 Stock Option and Stock Appreciation Rights Plan for purposes of determining the number of votes needed for approval.

          The ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending September 28, 1996 requires the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which are marked "abstain" on such matter will be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such matter, and shall therefore have the same effect as if the shares represented thereby were voted against such ratification. Shares not voted on the ratification of Arthur Andersen LLP but voted on one or more other matters on proxies returned by brokers will be treated as not represented at the Meeting as to the ratification of the appointment of the Company's accountants for purposes of determining the number of votes needed for approval.

          The approval of any other action properly brought before the Annual Meeting would require the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which deny discretionary authority on other matters would be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such other matters for purposes of determining the number of votes needed for approval, and would therefore have the same effect as if the shares represented thereby were voted against any such matter.

                                      JACK W. MEHALKO
                                      Secretary

     Newport, Kentucky
     December 27, 1995

                                       EXHIBIT A


     NS GROUP, INC.

                     1995 STOCK OPTION AND
                STOCK APPRECIATION RIGHTS PLAN

                      SECTION I.  PURPOSE

      The purpose of this Plan is to provide an incentive to, and to encourage ownership of, the Company's stock by the grant of stock options and stock appreciation rights to certain "Key Employees" of the Company or its subsidiaries.

     SECTION II.  DEFINITIONS

      A. "Board of Directors" and "Board" means the Board of Directors of the Company.

      B. "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Without limiting the foregoing, a Change of Control shall be deemed to have occurred for purposes of this Plan regardless of the provisions of the Exchange Act, if (i) any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act, and including any "group" of persons) hereafter becomes the beneficial owner (as determined in accordance with Rule 13-d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company which, when combined with all securities of the Company theretofore directly or indirectly beneficially owned by such person, represent 40% or more of the combined voting power of the Company's then outstanding securities; (ii) at any election or series of elections, persons not proposed for nomination or nominated by the management of the Company are elected as Directors of the Company, and together constitute 50% or more of the Board; or (iii) any person or group solicits and receives valid proxies for the election of Directors in opposition to the nominees of management of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

          C.  "Code" means the Internal Revenue Code of
     1986, as amended.

          D. "Committee" means the committee established by the Board of Directors of the Company pursuant to
     Section VIII.

          E. "Company Stock" means shares of the common stock, no par value, of the Company.

          F. "Company" means NS Group, Inc., a Kentucky corporation, or any successor thereto.

          G. "Fair Market Value" as of a given date, means the closing price on the New York Stock Exchange, or any successor exchange or index, on such date or on the most recent business day prior to such date if the date is not a business day.

          H. "Incentive Stock Option" means a stock option granted under the Plan or any other plan of the Company which qualifies as an incentive stock option under
     Section 422 of the Code and is not designated by the Committee at the time of grant as a Nonqualified Option.

          I. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

          J. "Market Value" as of a given date, means the average of the daily closing prices on the New York
     Stock Exchange, or any successor exchange or index, for the fiscal month preceding such date.

          K. "Nonqualified Option" means a stock option granted under the Plan which, by its terms, does not qualify as an Incentive Stock Option and/or is designated by the Committee at the time of grant as a Nonqualified Option.

          L. "Participant" means a Key Employee who is granted an option and/or a stock appreciation award hereunder.

          M.  "Plan" means this NS Group, Inc. 1995 Stock
     Option and Stock Appreciation Rights Plan.

          N. "Stock Appreciation Unit" means, to the extent provided in the Plan and only to that extent, a unit of a stock appreciation award under the Plan, the value of which is determined with reference to one share of Common Stock.

          O. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an option or stock appreciation award hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          P. "Tax Date" means the date as of which the amount of withholding tax payment with respect to the exercise of an option is calculated.


                      SECTION III.  STOCK

     The stock which may be issued and sold under the Plan or pursuant to which stock appreciation awards may be satisfied shall not exceed, in the aggregate, 750,000 shares of Common Stock. If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject thereto shall again be available for the purpose of the Plan.

     SECTION IV.  ELIGIBILITY

     A stock option or a stock appreciation award may be granted under the Plan only to Key Employees.

     SECTION V.  STOCK OPTIONS

          A. Agreement. The terms of each stock option granted under the Plan shall be set forth in a written option agreement in a form approved by the Committee.

          B. Option Price. Subject to Subparagraph I, the purchase price for shares of Common Stock under any option granted under this Plan shall not be less than 50% of the Market Value for such shares on the date on which such option was granted.

          C. Term and Exercise of Options.  Subject to
     Subparagraph I, the term of each option shall be not more than ten years from the date the option is granted. Within such limit, options shall become exercisable with respect to one-third of the shares of Common Stock covered by the options on each of the first three anniversaries of the date of grant unless, at the time the option is granted, the Committee otherwise provides. The Committee also, at the time an option is granted, may provide for other restrictions and conditions on the exercise of the option, which need not be uniform for all Participants. Notwithstanding the foregoing, except as otherwise provided in Subsections D and E, no option may be exercised unless the Participant is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since the date the option was granted.

          D.  Non-Transferability of Options.  Unless
     otherwise determined by the Committee at the time an option is granted and so provided in the option agreement with respect to such option, each option granted under the Plan shall by its terms be non-transferrable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the Participant, only by him.

          E.  Termination of Employment.  An option
     agreement may provide that if the employment of the Participant is terminated other than by reason of death, the Participant may exercise the option, to the extent that he was entitled to exercise it at the date of such termination of employment, for such additional period, if any, after such termination of employment (but not to exceed the remaining term of the option) as the Committee may determine at the time the option is granted. No change in the duties of a Participant, while in the employ of the Company or a Subsidiary, or transfer, if still employed after the transfer by the Company or a Subsidiary, shall constitute termination of employment. Nothing in the Plan or in any option agreement shall be deemed to create any limitation or restriction on such rights as the Company or a Subsidiary otherwise would have to terminate the employment of any person at any time for any reason.

          F. Death of Participant. An option agreement may provide that in the event a Participant dies while entitled to exercise the option, the option may be exercised, to the extent that the Participant was entitled to exercise it at the date of death, by the Participant's estate, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Participant, at any time during such additional period, if any, after death (but not to exceed the remaining term of the option) as the Committee may determine at the time the option is granted.

          G. Leaves of Absence. An option agreement issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to approved leaves of absence.

          H. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (i) in cash, or (ii) in the discretion of the Committee, by the tender to the Company of shares of Common Stock owned by the Participant and registered in his name having a Fair Market Value equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and
     (ii) hereof. The proceeds of the sale of Common Stock upon the exercise of an option are to be added to the general funds of the Company and used for the corporate purposes of the Company as the Board of Directors shall determine.

          I.  Incentive Stock Options.  The following
     additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan:

     (1) No incentive Stock Option shall be granted with a purchase price per share of Common Stock which is less than the Fair Market Value of a share of Common Stock on the date of grant.

     (2) No incentive Stock Option shall be granted to an officer or other employee who possesses, directly or indirectly (as provided in Section 425(d) of the Code), at the time of grant more than 10% of the voting power of all classes of capital shares of the Company, any Subsidiary or any parent of the Company unless (i) the purchase price per share of Common Stock is at least 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

     (3) The aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company, any Subsidiary and any parent corporation are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code.

     (4) No Incentive Stock Option may be granted more than 10 years after the date on which the Plan is adopted by the Board.

     J. Tax Withholding. With the approval of the Committee, a Participant may elect to have the Company retain from the Common Stock to be issued upon the exercise of an option a number of shares of Common Stock, or may deliver to the Company a number of other shares of Common Stock, having a Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the Participant with respect to the exercise of the option (up to a maximum amount determined by the Participant's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph; provided, however, that, in any event, any such election made by a person subject to Section 16 of the Securities Exchange Act of 1934 must be made in accordance with any applicable rules established thereunder.

     SECTION VI.  STOCK APPRECIATION AWARDS

          A. Description. A stock appreciation award shall be that number of Stock Appreciation Units as the Committee shall from time to time grant. The terms of each stock appreciation award granted under the Plan shall be set forth in a written stock appreciation award agreement in a form approved by the Committee. Upon electing to receive payment of a stock appreciation award, a Participant shall receive, for each Stock Appreciation Unit as to which payment is elected, an amount in cash, in Common Stock or in any combination thereof, as the Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which such election is made exceeds the stated value per share (as set forth in the stock appreciation award agreement) on the date on which the stock appreciation award was granted.

          B. Grant of Award in Tandem with Option. The Committee may, in its sole discretion, grant a Key Employee a stock appreciation award in tandem with a stock option, whereby the exercise of an option granted in tandem with a stock appreciation award shall cause a correlative reduction in Stock Appreciation Units theretofore standing to a Participant's credit, and the payment of a stock appreciation award shall cause a correlative cancellation of such option.

          C.  Term and Exercise of Award.

               (1)  When a stock appreciation award is
     granted, it shall be payable not more than ten years from the date of granting thereof, or such shorter time as provided herein. Within such limit, awards shall be payable, at the Participant's election at such time or times, and subject to such restrictions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants; provided that, except as provided in Subsections G and H, no election to receive payment of a stock appreciation award may be made unless the Participant is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since the date of the grant of his stock appreciation award.

     (2)  Any election by a Participant who is subject to
     Section 16 of the Securities Exchange Act of 1934 to receive cash in full or partial settlement of a stock appreciation award, as well as any exercise by him of his stock appreciation award for such cash, shall be made only during the period beginning on the third business day following the date of release for publication by the Company of its quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date. No stock appreciation award nor any related stock option may be exercised by any Participant subject to Section 16 of the Securities Exchange Act of 1934 during the first six months of their respective terms. The foregoing restrictions shall not apply in the event of a Change of Control.

          D. Establishment of Accounts. The Company shall establish a special ledger and shall record the name of each Participant and the number of Stock Appreciation
     Units awarded to such Participant in any year.

          E. Payment of Award. A stock appreciation award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

          F.  Non-Transferability of Award.  Unless
     otherwise determined by the Committee at the time a stock appreciation award is made and so provided in the stock appreciation award agreement with respect to such award and except as provided in Subsection H, no stock appreciation award or the rights thereunder shall be transferrable.

          G.  Termination of Employment.  A stock
     appreciation award agreement may provide that if the employment of the Participant is terminated other than by reason of death, the Participant may elect payment of the stock appreciation award, to the extent he was entitled to elect payment at the date of such termination of employment (but based upon the Fair
     Market Value per share on the date of the election), for such additional period, if any, after such termination of employment (but not to exceed the remaining term of the award) as the Committee may determine at the time the stock appreciation award is granted. No change in the duties of a Participant while in the employ of the Company or a Subsidiary, or transfer, if still employed after the transfer by the Company or a Subsidiary, shall constitute termination of employment. Nothing in this Plan or in any stock appreciation award agreement shall be deemed to create any limitation or restriction on such rights as the Company or a Subsidiary otherwise would have to terminate the employment of any person at any time for any reason.

          H. Death of Participant. A stock appreciation award agreement may provide that in the event a Participant dies entitled to exercise the stock appreciation award, the payment of the stock appreciation award may be elected, to the extent that his death (but based upon the Fair Market Value per share on the date of election), by his estate, or by any person who acquired the right to make such election by bequest or inheritance or by reason of the death of the Participant, at any time during such additional period, if any, after death (but not to exceed the remaining term of the award) as the Committee may determine at the time the stock appreciation award is granted.

          I. Leave of Absence. The stock appreciation award agreements issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to approved leaves of absence.

     SECTION VII.  ADMINISTRATION

          The Plan shall be administered by the Committee.
     Subject to the express provisions of the Plan, the Committee shall have complete authority to:

          A. determine the individuals to whom and the time or times when options and stock appreciation awards shall be granted;

          B. determine the number of shares to be subject to each option and stock appreciation award, and the terms and provisions of each option and stock appreciation award;

          C.  interpret the Plan;

          D.  prescribe, amend and rescind rules and
     regulations relating to the Plan;

          E. waive or modify at any time, either before or after an option or stock appreciation award is granted, any condition, limitation or restrictions with respect to the exercise of such option or award imposed by or pursuant to the Plan in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event of a proposed Change of Control or other similar transaction involving the Company); provided, however, that any such waiver or modification with respect to an outstanding option or stock appreciation award shall be subject to the same limitations applicable to amendments to outstanding options and stock appreciation awards as are set forth in Subparagraph G;

          F. authorize the payment to a Participant holding an option at any time, but only with the consent of the Participant, in exchange for the cancellation of all or part of the option, of cash in an amount not to exceed the difference between the aggregate Fair Market Value on the effective date of such cancellation of the Common Stock with respect to which the option is being cancelled and the aggregate purchase price of such Common Stock;

          G. subject to the terms and provisions of the Plan, amend any outstanding option or stock appreciation award; provided, however, that (i) no such amendment may reduce the purchase price payable under an option (except to set forth an adjustment in the option price made pursuant to Section IV) or extend the maximum term during which the option or stock appreciation right, if fully vested, may be exercised, and (ii) if the amendment would adversely affect the rights of the Participant holding the option or award, the consent of such Participant to such amendment must be obtained; and

          H. make all determinations not specifically set forth in Subparagraphs (A) through (G) above which the Committee considers necessary or advisable for the administration of the Plan.

          All determinations by the Committee with respect to the matters described in Subparagraphs (A) through
     (H) above shall be final.

     SECTION VIII.  COMMITTEE


          The Committee shall consist of three or more members of the Board of Directors, all of whom are "disinterested" to the extent required by Rule 16b-3 (or any successor provision) adopted by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. The members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     SECTION IX.  EFFECT OF CHANGE IN STOCK

          Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, spin-offs, mergers, consolidations, reorganizations, combinations or exchanges of shares, or the like, the number of stock appreciation units and the number and class of shares subject to any outstanding options and stock appreciation units, and the price thereof, shall be appropriately adjusted by the Committee.

     SECTION X.  AMENDMENT OR TERMINATION

          Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate, and no stock appreciation award or stock option shall be granted hereunder, after ten years from the date of its adoption by the Board. Any stock appreciation awards or options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected by such termination of the Plan. The Board may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that any such amendment must be approved by the holders of the outstanding Common Stock by such vote, if any, as then may be required by, and otherwise in compliance with, applicable federal and state law (including Rule 16b-3 or any successor provision adopted under the Securities Exchange Act of 1934 and the like) and the requirements of any stock exchange or other trading system upon which the Common Stock then may be listed.

     SECTION XI.  APPROVAL OF STOCKHOLDERS AND DIRECTORS

     The Plan shall become effective after adoption by the Board and approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock; provided, however, that after such adoption by the Board, the Committee may grant options and stock appreciation awards under the Plan so long as such options and awards, by their terms, may not be exercised unless the Plan is so approved by the stockholders of the Company within one year after adoption by the Board.

     Adopted by the Board of Directors on May 28, 1995.



     PLEASE MARK VOTES AS IN THIS EXAMPLE  X
     REVOCABLE PROXY
     NS GROUP, INC.

     ANNUAL MEETING OF STOCKHOLDERS

     FEBRUARY 15, 1996

     The undersigned hereby appoints C.R. Borland, J.W. Mehalko and K.G. Kepley or any of them, as Proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote as designated below, all the shares of Common Stock of NS Group, Inc. held of record by the undersigned on December 14, 1995, at the Annual Meeting of Shareholders on February 15, 1996, or at any adjournment or adjournments thereof.

     Item 1.  Election of the following five (5) nominees as
     Directors:  Clifford R. Borland; Ronald R. Noel; John
     B. Lally; Patrick J.B. Donnelly; R. Glen Mayfield.

     For __

     Withhold __

     For All Except  __

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

     Item 2.  Approve the adoption of the NS Group, Inc.
     1995 Stock Option and Stock Appreciation Rights Plan:
     FOR     _____
     AGAINST _____
     ABSTAIN _____

     Item 3. Ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 1996:

     FOR     _____
     AGAINST _____
     ABSTAIN _____

     Item 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting; all as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

     The Board of Directors Recommend a Vote "FOR" all nominees in Item 1 and "FOR" Items 2 and 3.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
     DIRECTORS

     Please check box if you plan to attend the meeting

     Please be sure to sign and date this Proxy in the box below. Date: ________________

     Stockholder sign above

     Co-holder (if any) sign above
     Detach above card, sign date and mail in postage paid envelope provided.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3.


     Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
     PROMPTLY USING THE ENCLOSED ENVELOPE.